[CONFORMED COPY]









                                 $40,000,000



                              CREDIT AGREEMENT


                                 dated as of


                              December 30, 1992


                                    among


                           The Turner Corporation,

                                as Borrower,

                        Turner Construction Company,

                                as Guarantor,

                           The Banks Listed Herein


                                     and


                 Morgan Guaranty Trust Company of New York,
                                  as Agent

                    TABLE OF CONTENTS



                                  ARTICLE I
                                 DEFINITIONS



  SECTION 1.01  Definitions..........................   1
       1.02  Accounting Terms and Determinations..     12
       1.03  Types of Borrowings..................     12


                                 ARTICLE II
                                 THE CREDITS


  SECTION 2.01  Commitments to Lend..................  13
       2.02  Notice of Borrowings.................     13
       2.03  Notice to Banks; Funding of Loans....     14
       2.04  Notes................................     15
       2.05  Maturity of Loans....................     15
       2.06  Interest Rates.......................     15
       2.07  Fees ................................     20
       2.08  Optional Termination or Reduction of
                Commitments.......................     21
       2.09  Mandatory Termination of
                Commitments.......................     21
       2.10  Optional Prepayments.................     21
       2.11  General Provisions as
               to Payments........................     21
       2.12  Funding Losses.......................     22
       2.13  Computation of Interest and Fees.....     22
       2.14  Withholding Tax Exemption............     23
       2.15  Foreign Withholding Taxes
               and Other Costs....................     23


                                 ARTICLE III
                                 CONDITIONS

  SECTION 3.01  Effectiveness........................  24
       3.02  Borrowings...........................     25



                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES
                               OF THE BORROWER


  SECTION 4.01   Corporate Existence and Power.......  26
       4.02   Corporate and Governmental
                Authorization; No Contravention...     26
       4.03   Binding Effect......................     26
       4.04   Financial Information...............     27
       4.05   Litigation..........................     28
       4.06   Compliance with ERISA...............     28
       4.07   Environmental Matters...............     28
       4.08   Compliance with Laws................     28
       4.09   Contractual Arrangements............     28
       4.10   Taxes...............................     29
       4.11   Subsidiaries........................     29
       4.12   Not an Investment Company...........     29
       4.13   Full Disclosure.....................     29


                                  ARTICLE V
                                  COVENANTS


  SECTION 5.01   Information.........................  30
       5.02   Payment of Obligations..............     33
       5.03   Maintenance of Property; Insurance..     34
       5.04   Conduct of Business and
                Maintenance of Existence..........     34
       5.05   Compliance with Laws................     34
       5.06   Inspection of Property,
                Books and Records.................     35
       5.07   Current Ratio.......................     36
       5.08   Debt................................     36
       5.09   Minimum Consolidated
                Net Worth.........................     36
       5.10   Fixed Charge Coverage...............     36
       5.11   Cash Flow Restriction...............     36
       5.12   Debt of Guarantor...................     37
       5.13   Clean-up Period.....................     38
       5.14   Investments.........................     38
       5.15   Negative Pledge.....................     39
       5.16   Consolidations, Mergers and
                Sales of Assets...................     40
       5.17   Use of Proceeds.....................     40


                                 ARTICLE VI
                                  DEFAULTS

  SECTION 6.01   Events of Default...................  41
       6.02   Notice of Default...................     43


                                 ARTICLE VII
                                  THE AGENT

  SECTION 7.01   Appointment and Authorization.......  44
       7.02   Agent and Affiliates................     44
       7.03   Action by Agent.....................     44
       7.04   Consultation with Experts...........     44
       7.05   Liability of Agent..................     44
       7.06   Indemnification.....................     45
       7.07   Credit Decision.....................     45
       7.08   Successor Agent.....................     45
       7.09   Agent's Fee.........................     46


                                ARTICLE VIII
                           CHANGE IN CIRCUMSTANCES


  SECTION 8.01   Basis for Determining Interest
                Rate Inadequate or Unfair.........     46
       8.02   Illegality..........................     46
       8.03   Increased Cost and Reduced Return...     47
       8.04   Base Rate Loans Substituted for
                Affected Fixed Rate Loans.........     49


                                 ARTICLE IX
                                  GUARANTY

  SECTION 9.01   The Guaranty........................  49
       9.02   Guaranty Unconditional..............     49
       9.03   Discharge Only Upon Payment
                In Full; Reinstatement In
                Certain Circumstances.............     50
       9.04   Waiver by the Guarantor.............     51
       9.05   Subrogation.........................     51
       9.06   Stay of Acceleration................     51
       9.07   Limit of Liability..................     51


                                  ARTICLE X
                                MISCELLANEOUS


  SECTION 10.01  Notices.............................  51
       10.02  No Waivers..........................     52
       10.03  Expenses; Documentary Taxes
                Indemnification...................     52
       10.04  Sharing of Set-Offs.................     53
       10.05  Amendments and Waivers..............     53
       10.06  Successors and Assigns..............     53
       10.07  Collateral..........................     55
       10.08  Governing Law.......................     55
       10.09  Counterparts; Integration...........     55
       10.10  WAIVER OF JURY TRIAL................     55


  Exhibit A  -   Note

  Exhibit B-1-   Opinion of Counsel for the Company

  EXHIBIT B-2-   Opinion of General Counsel of
                the Company

  Exhibit C  -   Opinion of Special Counsel for the
                Agent

  Exhibit D  -   Assignment and Assumption Agreement

  Exhibit E  -     Extension Agreement

  Schedule A -   Subsidiaries of the Borrower Not
                Engaged in the Real Estate
                Development Business

  Schedule B -   Subsidiaries of the Borrower Engaged
                in the Real Estate Development
                Business

  Schedule C -   Designated Joint Ventures and Designated
                Joint Venture Agreements

  Annex A -   Waiver dated as of July 29, 1992 to
                the Existing Agreement

  Annex B -        Memorandum from R.E. Bailey dated
                June 24, 1992

                              CREDIT AGREEMENT


         AGREEMENT dated as of December 30, 1992 among THE TURNER CORPORATION, as Borrower, TURNER CONSTRUCTION COMPANY, as Guarantor, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                            W I T N E S S E T H:

         WHEREAS, The Turner Corporation has requested that the Banks listed on the signature pages hereof make a revolving credit facility available to it on the terms and conditions set forth herein;

         WHEREAS, The Turner Corporation anticipates that a significant portion of the proceeds of the facility will be used (i) to facilitate the business of its wholly-owned subsidiary, Turner Construction Company or (ii) to repay borrowings outstanding under the Existing Agreement (as defined below) which were guaranteed by Turner Construction Company; and

         WHEREAS, the banks are not willing to make the facility available unless Turner Construction Company guarantees the obligations of The Turner Corporation hereunder;

         NOW, THEREFORE, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS


         SECTION 1.01.  Definitions.  The following terms, as
  used herein, have the following meanings:

         "Adjusted CD Rate" has the meaning set forth in
  Section 2.06(b).

         "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Agent" means Morgan Guaranty Trust Company of New
  York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic
  Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "Assessment Rate" has the meaning set forth in
  Section 2.06(b).

         "Assets Attributable to Minority Interests" at any date means, with respect to any asset that (i) would be reflected on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries if such balance sheet were prepared as of such date and (ii) is owned by a Consolidated Subsidiary that is not wholly owned by the Borrower, a percentage of the amount of such asset that would be reflected on such balance sheet that is equal to the percentage of the equity of such Consolidated Subsidiary that would be reflected as a minority interest on such balance sheet.

         "Assignee" has the meaning set forth in Section
  10.06(c).

         "Backlog Earnings" with respect to any construction project on any date means that portion of the Backlog Volume with respect to such construction project as of such date that is attributable to earnings expected to be realized after such date from a contract theretofore obtained but not yet completed with respect to such construction project.

         "Backlog Volume" with respect to any construction project on any date means construction costs expected to be incurred in respect of, and earnings expected to be realized from, a contract theretofore obtained but not yet completed with respect to such construction project, in each case as of such date.

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section
  10.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
  (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

         "Base Rate Margin" has the meaning set forth in
  Section 2.06(a).

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means The Turner Corporation, a Delaware corporation, and its successors.

         "Borrower's 1991 Form 10-K" means the Borrower's annual report on Form 10-K for 1991, as filed with the Securities and Exchange Commission pursuant to the Securities
  Exchange Act of 1934.

         "Borrowing" has the meaning set forth in Section
  1.03.

         "CD Base Rate" has the meaning set forth in Section
  2.06(b).

         "CD Loan" means a loan to be made by a Bank as a CD
  Loan in accordance with the applicable Notice of Borrowing.

         "CD Margin" has the meaning set forth in Section
  2.06(b).

         "CD Reference Banks" means The Bank of New York,
  Chemical Bank and Morgan Guaranty Trust Company of New York.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

         "Consolidated Adjusted Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined as of such date on the assumption that all real estate of the Borrower and its Consolidated Subsidiaries which on such date is held for sale is a current asset.

         "Consolidated Adjusted Current Liabilities" means at any date (i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Borrower or a Consolidated Subsidiary) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date on the assumption that consolidated current liabilities includes all obligations of the Borrower or a Consolidated Subsidiary of which the Borrower reasonably expects the obligor would be relieved (by discharge, assumption by a third party or otherwise) upon the sale of real estate which on such date is held for sale.

         "Consolidated Adjusted Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined as of such date, minus the amount of any investment in any joint venture, partnership or other joint enterprise (except a Designated Joint Venture or a Joint General Contractor Arrangement) that would be reflected on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries if such balance sheet were prepared as of such date.

         "Consolidated Adjusted Total Assets" means at any date the total consolidated assets of the Borrower and its Consolidated Subsidiaries, determined as of such date, after deducting therefrom (i) Assets Attributable to Minority Interests and (ii) treasury stock, goodwill, trademarks, trade names, patents and deferred charges, unamortized debt discount and all other intangible assets of the Borrower and its Consolidated Subsidiaries.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid or payable under a letter of credit, banker's acceptance or similar instrument, (vi) all other obligations of such Person that are secured by a Lien or Liens on assets of such Person,
  (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all Debt of others Guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Designated Joint Venture" means any joint venture listed on Schedule C hereto.

         "Designated Joint Venture Agreement" means any agreement listed on Schedule C hereto.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New
  York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.06(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income
  Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower or any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic
  Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means a loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in
  Section 2.06(c).

         "Euro-Dollar Reference Banks" means the principal
  London offices of The Bank of New York, Chemical Bank and
  Morgan Guaranty Trust Company of New York.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

         "Event of Default" has the meaning set forth in
  Section 6.01.

         "Existing Agreement" means the Credit Agreement dated as of June 19, 1990 among The Turner Corporation, Turner
  Construction Company, the Banks listed therein and Morgan
  Guaranty Trust Company of New York, as Agent.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
  (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fixed Charge Ratio" for any period means Income
  Available for Fixed Charges for such period divided by Fixed
  Charges for such period.

         "Fixed Charges" for any period means interest expense (including interest expense under capital leases) and rental expense under operating leases, to the extent deducted in determining the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar
  Loans or any combination of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person
  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means Turner Construction Company, a New
  York corporation, and its successors.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substances, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Income Available for Fixed Charges" for any period means the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period, plus (to the extent deducted in determining such consolidated net income) income taxes and Fixed Charges.

         "Indemnitee" has the meaning set forth in Section
  9.03(b).

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

  (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable
  Notice of Borrowing; provided that:

         (a)  any Interest Period (other than an Interest
    Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar
    Business Day shall be extended to the next succeeding
    Euro-Dollar Business Day; and

         (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

  (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a)  any Interest Period (other than an Interest
    Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar
    Business Day shall be extended to the next succeeding
    Euro-Dollar Business Day; and

         (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue
  Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "Joint General Contractor Arrangement" means an arrangement pursuant to which a Subsidiary of the Borrower engaged in the construction business and one or more other entities act as co-general contractors or co-construction managers or in a similar capacity with respect to a specific construction project or group of construction projects; provided that such arrangement does not involve an Investment in real property by the Borrower, such Subsidiary or any such other entity.

         "Leverage Ratio" means at any date Consolidated Debt at such date divided by Consolidated Adjusted Net Worth at such date.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or any combination of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

         "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" has the meaning set forth in
  Section 2.02.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section
  10.06(b).

         "PBGC" means the Pension Benefit Guaranty
  Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
  York City from time to time as its Prime Rate.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank to the Borrower.

         "Regulation U" means Regulation U of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

         "Rickenbacker Guaranty" means the amended and restated Guaranty dated as of November 1, 1992 from the Guarantor and the Borrower to Bank One, Columbus, N.A. pursuant to which the Borrower and the Guarantor have agreed to guarantee certain obligations of Rickenbacker Holdings, Inc., as amended from time to time.

         "Rickenbacker Loan Agreement" means the amended and restated Loan Agreement dated as of November 1, 1992 between Rickenbacker Port Authority and Rickenbacker Holdings, Inc., as amended from time to time.

         "Schedule A Subsidiary" means any corporation set forth on Schedule A hereto.

         "Schedule B Subsidiary" means any corporation set forth on Schedule B hereto.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Temporary Cash Investment" means any Investment in
  (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) obligations of any state or municipality, or any agency or instrumentality thereof, that are rated at least AA or SP-1 by Standard & Poor's Corporation or Aa or MIG-1 by Moody's Investors Service, Inc., (iii) commercial paper rated, or money market preferred stock issued by Persons whose commercial paper is rated, at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.,
  (iv) time deposits with, including certificates of deposit issued by, or banker's acceptances issued by, any office of any bank or trust company which (A) is organized under the laws of the United States or any state thereof, Japan or a country that is a member of the European Economic Community and (B) has capital, surplus and undivided profits aggregating at least $50,000,000 (or the equivalent thereof in foreign currency) or (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iv) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

         "Termination Date" means December 30, 1995, or
  December 30, 1996 if the term of this Agreement shall have been extended pursuant to Section 2.01(b), or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "Turner Development" means Turner Development
  Corporation, a Delaware corporation, and its successors.

         "Turner Investment Corporation" means Turner
  Investment Corporation, a Delaware corporation, and its successors.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).


                                 ARTICLE II

                                 THE CREDITS


         SECTION 2.01.  Commitments to Lend.   (a)  Each Bank
  severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time prior to the Termination Date; provided that the aggregate principal amount of Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing hereunder shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any Borrowing may be in the aggregate unused amount of the Commitments) and shall be made from the several Banks ratably in proportion to their respective
  Commitments.   Within the foregoing limits, the Borrower may
  borrow, repay, or, to the extent permitted by Section 2.10, prepay Loans and reborrow at any time prior to the Termination Date.

         (b) The term of this Agreement may be extended, in the manner set forth in this subsection (b), on December 30, 1993 (the "Extension Date") for a period of one year after the date on which it would otherwise have expired. If the Borrower wishes to request an extension of the term of this Agreement on the Extension Date, it shall give written notice to that effect to the Agent not less than 60 nor more than 90 days prior to the Extension Date, whereupon the Agent shall notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, within 30 days after receiving notice from the Agent. If all Banks respond affirmatively, then, subject to receipt by the Agent prior to the Extension Date of counterparts of an Extension Agreement in substantially the form of Exhibit E hereto duly completed and signed by all of the parties hereto, the term of this Agreement shall be extended, effective on the Extension Date, to December 30, 1996.

         SECTION 2.02. Notice of Borrowings. The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

        (ii)  the aggregate amount of such Borrowing,

       (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

        (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
    Period.

         SECTION 2.03.  Notice to Banks; Funding of Loans.
  (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in
  Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by the Borrower and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
  (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.04. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c)  Upon receipt of each Bank's Note pursuant to
  Section 3.01(b), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding, which endorsements shall be, in the absence of manifest error, presumptive evidence of the amount of Loans outstanding at the time of such transfer; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.05.  Maturity of Loans.  Each Loan
  included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day.
  Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2.75% plus the Base Rate for such day. The "Base Rate Margin" for any day means:

         (i) .25% if, at least one Domestic Business Day prior to such day, the Borrower has delivered all financial statements and certificates required to be delivered before such day pursuant to Section 5.01(a) through (g), and (A) the Fixed Charge Ratio for the most recent fiscal quarter with respect to which a certificate has been delivered pursuant to Section 5.01(g), as set forth on such certificate, is greater than or equal to
    1.9 to 1 and (B) Consolidated Adjusted Net Worth as of the last day of such fiscal quarter, as set forth on such certificate, is greater than or equal to $75,000,000;

         (ii) .5% if one or more of the conditions specified in the foregoing clause (i) are not met and, at least one Domestic Business Day prior to such day, the Borrower has delivered all financial statements and certificates required to be delivered on or before such day pursuant to Section 5.01(a) through (g), and (A) the Fixed Charge Ratio for the most recent fiscal quarter with respect to which a certificate has been delivered pursuant to
    Section 5.01(g), as set forth on such certificate, is greater than or equal to 1.6 to 1 and (B) Consolidated Adjusted Net Worth as of the last day of such fiscal quarter, as set forth on such certificate, is greater than or equal to $65,000,000; or

         (iii) .75% for all other days.

         (b)  Each CD Loan shall bear interest on the
  outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest for each day during such Interest Period at the rate applicable to Base Rate Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 4.375% plus the Adjusted CD Rate applicable to such Loan and
  (ii) the sum of 2.75% plus the Base Rate for such day.

         The applicable "CD Margin" for any day means:

         (i) 1.875% if, at least one Domestic Business Day prior to such day, the Borrower has delivered all financial statements and certificates required to be delivered on or before such day pursuant to Section
    5.01(a) through (g), and (A) the Fixed Charge Ratio for the most recent fiscal quarter with respect to which a certificate has been delivered pursuant to Section
    5.01(g), as set forth on such certificate, is greater than or equal to 1.9 to 1 and (B) Consolidated Adjusted
    Net Worth as of the last day of such fiscal quarter, as set forth on such certificate, is greater than or equal to $75,000,000;

         (ii) 2.125% if one or more of the conditions specified in the foregoing clause (i) are not met and, at least one Domestic Business Day prior to such day, the Borrower has delivered all financial statements and certificates required to be delivered on or before such day pursuant to Section 5.01(a) through (g), and (A) the Fixed Charge Ratio for the most recent fiscal quarter with respect to which a certificate has been delivered pursuant to Section 5.01(g), as set forth on such certificate, is greater than or equal to 1.6 to 1 and (B) Consolidated Adjusted Net Worth as of the last day of such fiscal quarter, as set forth on such certificate, is greater than or equal to $65,000,000; or

         (iii) 2.375% for all other days.

         The "Adjusted CD Rate" applicable to any Interest
  Period means a rate per annum determined pursuant to the following formula:


                  [ CDBR       ]*
        ACDR   =  [ ---------- ]  + AR
                  [ 1.00 - DRP ]

        ACDR   =  Adjusted CD Rate
        CDBR   =  CD Base Rate
         DRP   =  Domestic Reserve Percentage
         AR    =  Assessment Rate

    __________
    * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any Interest Period the net annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) actually incurred by Morgan Guaranty Trust Company of New York to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Morgan Guaranty Trust Company of New York in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         The "Euro-Dollar Margin" for any day means:

         (i) 1.75% if, at least one Domestic Business Day prior to such day, the Borrower has delivered all financial statements and certificates required to be delivered before such day pursuant to Section 5.01(a) through (g), (A) the Fixed Charge Ratio for the most recent fiscal quarter with respect to which a certificate has been delivered pursuant to Section 5.01(g), as set forth on such certificate, is greater than or equal to
    1.9 to 1 and (B) Consolidated Adjusted Net Worth as of the last day of such fiscal quarter, as set forth on such certificate, is greater than or equal to $75,000,000;

         (ii) 2% if one or more of the conditions specified in the foregoing clause (i) are not met and, at least one Domestic Business Day prior to such day, the Borrower has delivered all financial statements and certificates required to be delivered before such day pursuant to
    Section 5.01(a) through (g), (A) the Fixed Charge Ratio for the most recent fiscal quarter with respect to which a certificate has been delivered pursuant to Section 5.01(g), as set forth on such certificate, is greater than or equal to 1.6 to 1 and (B) Consolidated Adjusted Net Worth as of the last day of such fiscal quarter, as set forth on such certificate, is greater than or equal to $65,000,000; or

         (iii) 2.25% for all other days.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 4.25% plus the higher of (i) the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2.75% plus the Base Rate for such day).

         (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of
  Section 8.01 shall apply.

         SECTION 2.07.  Fees.

         (a) Commitment Fee. The Borrower shall pay to the Agent for the account of each Bank a commitment fee at the rate of 1/2 of 1% per annum on the unused portion of such Bank's Commitment. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued fees under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and on the Termination Date.

         (b) Participation Fee. The Borrower shall pay to the Agent on the Effective Date, for the account of the Banks in proportion to their respective Commitments, participation fees in an amount equal to 1/4 of 1% of the aggregate amount of the Commitments.

         SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 the aggregate unused amount of the Commitments.

         SECTION 2.09.  Mandatory Termination of Commitments.
  The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon notice to the Agent given no later than 11:00 A.M. (New York City time) on the date of prepayment, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b)  Except as provided in Section 8.02, the
  Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.11. General Provisions as to Payments.
  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder (except the participation fee under Section 2.07(b), which shall be paid at such time on the Effective Date as all of the conditions in
  Section 3.01 shall have been satisfied or waived), not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.12.  Funding Losses.  If the Borrower
  makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.03(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate setting forth the amount of such loss or expense and, in reasonable detail, the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.14. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

          SECTION 2.15. Foreign Withholding Taxes and Other Costs. (a) All payments by the Borrower of principal of and interest on the Notes and of all other amounts payable by it under this Agreement are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority thereof or therein through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Notes and of all other amounts payable by it under this Agreement, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein. The Borrower shall furnish promptly to the Agent official receipts evidencing such withholding or deduction.

         (b)  If the cost to any Bank of making or
  maintaining any Loan to the Borrower is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact the Borrower conducts business in a jurisdiction outside the United States of America, the Borrower shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder and, in reasonable detail, the calculation thereof shall be conclusive in the absence of manifest error.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (b) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.


                                 ARTICLE III

                                 CONDITIONS


         SECTION 3.01.  Effectiveness.  This Agreement shall
  become effective on the date (the "Effective Date") that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the Borrower, the Guarantor, the Banks and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent for the account of each Bank of a duly executed Note of the Borrower dated on or before the Effective Date complying with the provisions of Section 2.04;

         (c) receipt by the Agent of (i) an opinion of Rogers & Wells, counsel for the Borrower and the Guarantor, substantially in the form of Exhibit B-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required
    Banks may reasonably request and (ii) an opinion of Joseph V. Vumbacco, General Counsel of the Borrower and the Guarantor, substantially in the form of Exhibit B-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required
    Banks may reasonably request;

         (d)  receipt by the Agent of an opinion of Davis
    Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower and the Guarantor, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

         (f) repayment in full (which repayment may be made by application of the proceeds of a borrowing hereunder) of the loans, if any, outstanding under the Existing Agreement and payment of all accrued interest on such loans and all fees accrued under the Existing Agreement to but excluding such date.

  provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 15, 1993. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. Upon the effectiveness of this Agreement, the Commitments, as such term is defined in the Existing Agreement, shall terminate without any further action by any party.

         SECTION 3.02.  Borrowings.  The obligation of any
  Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

         (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

         (c)  the fact that the representations and
    warranties of the Borrower contained in this Agreement
    (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections
    4.04(d) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and
  (c) of this Section.


                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE BORROWER


         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02.  Corporate and Governmental
  Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes, and by the Guarantor of this Agreement, are within the Borrower's and the Guarantor's respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the respective certificate of incorporation or respective by-laws of the Borrower or the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Guarantor or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Guarantor, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, and all of such documents are or will be enforceable in accordance with their respective terms, except as (i) the validity, binding nature or enforceability hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1991 and the related consolidated statements of income and retained earnings and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in the Borrower's 1991 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1992 and the related unaudited consolidated statements of income and retained earnings and cash flows for the nine months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended September 30, 1992 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

         (c)  The consolidating balance sheets of the
  Borrower and its Consolidated Subsidiaries as of December 31, 1991 and the related consolidating statements of income and retained earnings and (for the Borrower, Turner Development and the general contracting business of the Borrower and its Consolidated Subsidiaries) cash flows for the fiscal year then ended and the consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of September 30, 1992 and the related consolidating statements of income and retained earnings and (for the Borrower, Turner Development and the general contracting business of the Borrower and its Consolidated Subsidiaries) cash flows for the nine months then ended, copies of which have been delivered to each of the Banks, are the respective consolidating financial statements used by the Borrower in preparing the consolidated financial statements referred to in subsections (a) and (b) above and were prepared on the basis of accounting principles consistent with those used in preparing such respective consolidated financial statements.

         (d) Since September 30, 1992 there has been no material adverse change in the business, financial position, results of operations or prospects of (i) the Guarantor or
  (ii) the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05.  Litigation.  There is no action, suit
  or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06.  Compliance with ERISA.  Each member
  of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.08.  Compliance with Laws.  The Borrower
  and its Subsidiaries are in compliance with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and except where the failures to be in compliance therewith, in the aggregate, do not, and are not reasonably expected to, have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

         SECTION 4.09.  Contractual Arrangements.  Each
  contract or agreement to which the Borrower or any of its Subsidiaries is a party is a valid and binding obligation of each party thereto, the Borrower or the Subsidiary of the Borrower that is a party thereto is not in default thereunder, and the Borrower has no knowledge of a continuing default thereunder by any other party thereto, except to the extent that the cumulative effect of any such agreements not being valid and binding and of any such defaults does not have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.10.  Taxes.  United States Federal income
  tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1983. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.11. Subsidiaries. Each of the Borrower's corporate Subsidiaries that actively engages in business is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.12.  Not an Investment Company.  The
  Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower or the Guarantor to perform its obligations under this Agreement.


                                  ARTICLE V

                                  COVENANTS


         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01.  Information.  The Borrower will
  deliver to each of the Banks:


         (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and retained earnings and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of consolidated financial statements referred to in clause
    (a) above, consolidating balance sheets of the Borrower and each of its Consolidated Subsidiaries as of the end of the fiscal year covered by such financial statements and the related consolidating statements of income and retained earnings and (for the Borrower, Turner Development and the general contracting business of the Borrower and its Consolidated Subsidiaries) cash flows for the fiscal year then ended, certified by the chief financial officer or the chief accounting officer of the Borrower as being the consolidating financial statements used by the Borrower in preparing such consolidated financial statements and as being prepared on the basis of accounting principles consistent with those used in preparing such consolidated financial statements;

         (d) simultaneously with the delivery of each set of consolidated financial statements referred to in clause
    (b) above, consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of the quarter covered by such financial statements and the related consolidating statements of income and retained earnings and (for the Borrower, Turner Development and the general contracting business of the Borrower and its Consolidated Subsidiaries) cash flows for the quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, certified by the chief financial officer or the chief accounting officer of the Borrower as being the consolidating financial statements used by the Borrower in preparing such consolidated financial statements and as being prepared on the basis of accounting principles consistent with those used in preparing such consolidated financial statements;

        (e) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (i) a modified consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the period covered by such financial statements prepared on the basis of accounting principles consistent with those on the basis of which the consolidated balance sheet delivered pursuant to clause (a) or (b) above was prepared, except that such modified balance sheet shall present assets and liabilities as current and long-term and shall be prepared on the assumption that all real estate of the Borrower and its Consolidated Subsidiaries which, as of the end of such period, is held for sale is a current asset and that all obligations of the Borrower and its Consolidated Subsidiaries of which the Borrower reasonably expects the obligor would be relieved (by discharge, assumption by a third party or otherwise) upon the sale of such real estate are current liabilities and
    (ii) a certificate of the chief financial officer or the chief accounting officer of the Borrower stating that such modified balance sheet was prepared in accordance with clause (i) above;

         (f) simultaneously with delivery of each set of financial statements referred to in clauses (a) and (b) above, a summary of each construction project of the Borrower and its Subsidiaries with respect to which a contract has been obtained but not completed, the Backlog Volume of which is greater than $10,000,000 or the Backlog Earnings of which are greater than $500,000 as of the end of the period covered by such financial statements, which summary shall be in the form of the summary provided to the Banks under Section 5.01(f) of the Existing Agreement;

         (g) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.12, inclusive, and
    Section 5.14(c) on the date of such financial statements and to determine the Fixed Charge Ratio and Consolidated Adjusted Net Worth for purposes of Section 2.06(a), (b) and (c) and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (h) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and
    (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (g) above;

         (i) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (j) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (k) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (l) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
    (vi) gives notice of withdrawal from any Plan pursuant to
    Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

         (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03.  Maintenance of Property; Insurance.
  (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with financially sound and reputable insurers, so much of their respective properties, in such amounts (and with such deductibles), as companies engaged in a similar business in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes. In addition, the Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurers public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its ownership, maintenance or operation of any automobiles, trucks or other vehicles, aircraft or other facilities or as a result of the use of products manufactured, constructed or sold by it or services rendered by it, and such other insurance, in such amounts (and with such deductibles) as is usually carried by companies engaged in a similar business and as is in accordance with good business practice.

         SECTION 5.04.  Conduct of Business and Maintenance
  of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) mergers and consolidations permitted by
  Section 5.16 or (ii) the termination of the corporate existence of any Subsidiary other than the Guarantor if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

         SECTION 5.05.  Compliance with Laws.  The Borrower
  will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and except where the failures to comply therewith, in the aggregate, do not, and are not reasonably expected to, have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired. Each Bank shall hold in confidence all non-public information obtained pursuant to this Section 5.06 and marked or otherwise identified in writing as being confidential, except to the extent that such information (i) becomes generally available to the public other than as the result of disclosure by any Bank, (ii) was available to any Bank on a non-confidential basis prior to its disclosure to any Bank pursuant to this
  Section 5.06, (iii) becomes available to any Bank on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries at a time when such source is permitted to make such information available to such Bank, or
  (iv) is pertinent to any litigation between the Borrower or any of its Subsidiaries and such Bank; provided that any Bank may disclose such information (x) to any other Bank, which shall be subject to the provisions of this Section 5.06 with respect to such information, (y) at the request of a bank regulatory agency or in connection with an examination of such Bank by bank examiners and (z) to such Bank's independent auditors and legal counsel, it being understood that disclosure of such information pursuant to clause (y) or (z) of this proviso shall not otherwise limit the applicability of this sentence to such information and that, at the time of disclosure of such information pursuant to clause (z) of this proviso, such Bank shall inform such independent auditor or legal counsel that such information is subject to this Section 5.06; and provided, further, that if any Bank is requested or required in connection with any legal process to disclose any such information, such Bank will, to the extent it may lawfully do so, provide the Borrower with prompt notice of such request or requirement; unless the Borrower provides such Bank with evidence (including, without limitation, a court order) satisfactory to such Bank that it is not compelled to disclose such information in connection with such legal process, such Bank may, at such time as it is compelled to do so, disclose that portion of such information that it is compelled to disclose.

         SECTION 5.07.  Current Ratio.  Consolidated Adjusted
  Current Assets will at no time be less than 100% of Consolidated Adjusted Current Liabilities.

         SECTION 5.08.  Debt.  The Leverage Ratio will at no
  time during any period set forth below exceed the ratio set forth opposite such period:

         Period                     Maximum Leverage Ratio

    Effective Date through
      December 31, 1993                   350%

    January 1, 1994 through
      December 31, 1994                   325%

    January 1, 1995 through
      December 31, 1995                   300%

    January 1, 1996 through
      December 31, 1996                   275%

         SECTION 5.09.  Minimum Consolidated Adjusted Net
  Worth. Consolidated Adjusted Net Worth will not as of any date during the term of this Agreement be less than the sum of
  (a) $50,000,000, plus (b) the aggregate net proceeds received by the Borrower or any Consolidated Subsidiary from the issuance of equity securities after the date of this Agreement and on or before such date, plus (c) an amount equal to 50% of the consolidated net income of the Borrower and its Subsidiaries for each fiscal year ending on or before such date (commencing with the fiscal year ending on December 31, 1993) for which such consolidated net income is greater than zero.

         SECTION 5.10.  Fixed Charge Coverage.  The Fixed
  Charge Ratio will not, for any period of four consecutive fiscal quarters ending during a year set forth below, be less than the ratio set forth opposite such year:

                                      Minimum Fixed
           Year                       Charge Ratio

                1992                           1.15
                1993                           1.25
                1994                           1.375
                1995                           1.50
                1996                           1.625

         SECTION 5.11. Cash Flow Restriction. The Borrower will not, and will not permit any Schedule A Subsidiary or any Subsidiary of a Schedule A Subsidiary to, directly or indirectly, contribute or loan or otherwise transfer any cash or cash equivalents to any Schedule B Subsidiary or any Subsidiary of a Schedule B Subsidiary except to the extent necessary to permit the Schedule B Subsidiaries and their Subsidiaries (a) to pay expenses in respect of real estate owned by them, (b) to satisfy obligations under Designated Joint Venture Agreements and (c) to pay selling, general and administrative expenses (including without limitation, principal of and interest on indebtedness of Schedule B Subsidiaries and their Subsidiaries), and then only to the extent that cash to pay such expenses and to satisfy such obligations is unavailable from other sources, including rental or other income produced by real estate owned by Schedule B Subsidiaries and their Subsidiaries; provided that the aggregate amount of cash and cash equivalents that may be contributed, loaned or otherwise transferred to Schedule B Subsidiaries and their Subsidiaries during any calendar year will not exceed (a) the aggregate amount of cash and cash equivalents distributed during such year by Schedule B Subsidiaries and their Subsidiaries to the Borrower and Schedule A Subsidiaries and their Subsidiaries that are wholly owned by the Borrower as dividends or in repayment of loans, plus (b) the amount set forth below opposite such year:

         Year                      Amount

         1993                    $12,000,000
         1994                    $ 5,000,000
         1995                    $ 4,000,000
         1996                    $ 4,000,000

         SECTION 5.12. Debt of Guarantor. The sum, without duplication, of (i) total Debt of the Guarantor and its Subsidiaries (determined on a consolidated basis), plus (ii) contingent obligations of the Guarantor and its Subsidiaries to reimburse or prepay any bank or other Person in respect of amounts paid or payable under a letter of credit, banker's acceptance or similar instrument (except letters of credit, banker's acceptances and similar instruments that support, or are created as a result of the payment of, trade accounts payable of the Guarantor and its Subsidiaries arising in the ordinary course of business), plus (iii) the aggregate amount of all present and future obligations of Persons under operating leases that are guaranteed by the Guarantor or any of its Subsidiaries will at no time exceed $58,000,000; provided that such amount shall be reduced from time to time by an amount equal to the amount of any reduction in the maximum liability of the Guarantor under the Rickenbacker Guaranty; and provided, further, that, of such $58,000,000, no more than $55,300,000 may consist of debt for borrowed money, Guarantees of debt of other persons for borrowed money and contingent obligations of the type referred to in clause (ii) above (such $55,300,000 limit being reduced from time to time by the amount of any reduction in the $58,000,000 limit pursuant to the immediately preceding proviso), and the remaining amount may consist only of present and future obligations of the Guarantor and its Subsidiaries under operating leases that are guaranteed by the Guarantor or any of its Subsidiaries.

         SECTION 5.13. Clean-up Period. The Borrower shall not permit any Loans to be outstanding during a period (which may be selected by the Borrower and may differ from year to year) of at least five consecutive Domestic Business Days during the fourth calendar quarter of each year during the term of this Agreement.

         SECTION 5.14.  Investments.  (a)  Neither the
  Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

         (i) Investments in Subsidiaries existing on the date hereof; provided that any Investment in a Schedule B
    Subsidiary or a Subsidiary thereof may be made only pursuant to the terms of Section 5.11;

        (ii) loans to employees of the Borrower or any of its Subsidiaries; provided that the aggregate outstanding principal amount of such loans shall not at any time exceed $4,000,000;

        (iii)  Temporary Cash Investments; and

         (iv) time deposits with, including certificates of deposit issued by, or banker's acceptances issued by, any office of any bank or trust company which (A) is organized under the laws of a jurisdiction other than the United States or any state thereof, Japan or a country that is a member of the European Economic Community and
    (B) has capital, surplus and undivided profits aggregating at least $50,000,000 (or the equivalent thereof in foreign currency); provided that the aggregate amount of Investments pursuant to this clause (iv) shall not at any time exceed $5,000,000;

  provided that Turner Investment Corporation may invest the Steiner Proceeds (as such term is defined in the Waiver dated as of July 29, 1992 to the Existing Agreement, a copy of which Waiver is attached hereto as Annex A) in accordance with the guidelines set forth in a memorandum from R.E. Bailey dated June 24, 1992, a copy of which is attached hereto as Annex B; provided, further, that upon the liquidation by Turner Investment Corporation of its investments of the Steiner Proceeds, the proceeds of such liquidation shall be used first to repay the outstanding loan from the Borrower to Turner Investment Corporation, and any remaining proceeds will be distributed to the Borrower as a dividend.

         (b) Notwithstanding subsection (a) of this Section 5.14, the Borrower and its Subsidiaries may acquire the entire equity interest in any Person engaged in the general contracting business in any municipality in which neither the Borrower nor any of its Subsidiaries has an office for the conduct of such business; provided that the Borrower and its Subsidiaries shall not acquire more than one such Person in any such municipality; and provided, further, that (i) the aggregate cash consideration paid by the Borrower and its Subsidiaries for all such equity interests during any period of twelve consecutive months shall not exceed $5,000,000 and
  (ii) the total cash consideration paid by the Borrower and its Subsidiaries for such equity interests in any one Person shall not exceed $5,000,000.

         SECTION 5.15.  Negative Pledge.  Neither the
  Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding, or that may be incurred pursuant to committed credit lines existing, on the date of this Agreement in an aggregate principal amount not exceeding $150,000,000;

         (b)  any Lien existing on any asset of any
    corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

         (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets; and

         (f) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $10,000,000 and
    (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

         SECTION 5.16. Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in the present method of conducting business, except that (i) any Subsidiary may be merged into the Borrower (providing that the Borrower shall be the surviving corporation) or merged or consolidated with or into any one or more other Subsidiaries; (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or a wholly-owned Subsidiary of the Borrower; and
  (iii) the Borrower may be merged or consolidated with any other Person, provided that the Borrower is the surviving corporation and no Default would occur hereunder after giving effect thereto; provided, however, that no Schedule B Subsidiary or Subsidiary of a Schedule B Subsidiary shall be merged or consolidated with or into, or shall sell, lease, transfer or otherwise dispose of any of its assets to, the Borrower or any Schedule A Subsidiary or Subsidiary of a Schedule A Subsidiary. Neither the Borrower nor any of its Subsidiaries shall sell or otherwise dispose of any of its assets except for sales or other dispositions in the ordinary course of business of (x) obsolete or worn out property or (y) other property; provided that the aggregate book value of such other property so sold or disposed of in any twelve month period (exclusive of sales and dispositions pursuant to the following proviso) shall not exceed 10% of the Consolidated Adjusted Total Assets of the Borrower and its Subsidiaries at the beginning of such period; and provided, further, that the Schedule B Subsidiaries and their Subsidiaries and Rickenbacker Holdings, Inc., a Delaware corporation, and its Subsidiaries may sell, lease or otherwise transfer real estate assets or interests therein in arm's-length transactions otherwise permitted hereunder.

         SECTION 5.17. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower solely (i) to satisfy current liabilities of the Borrower (including any borrowings outstanding under the Existing Agreement) and (ii) to make advances to Schedule A Subsidiaries and their Subsidiaries, the proceeds of which will be used solely to satisfy current liabilities of the Schedule A Subsidiaries and their Subsidiaries. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                 ARTICLE VI

                                  DEFAULTS


         SECTION 6.01.  Events of Default.  If one or more of
  the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within three days of the due date thereof any interest, fees or other amount payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.07, 5.08, 5.09, 5.10,
    5.11, 5.13, 5.16 or 5.17;

         (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.12, 5.14 or 5.15 for seven days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made by the Borrower or the Guarantor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

         (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt, or the termination (other than a termination by the Borrower or a Subsidiary at a time when no default exists with respect thereto) prior to its scheduled expiration of any commitment in respect of any Material Debt, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate any commitment in respect thereof prior to its scheduled maturity;

         (h) the Guarantor's obligations hereunder shall at any time cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall deny it has any further liability or obligation hereunder;

         (i) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (j) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

         (l) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (m) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 22% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

  then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (i) or (j) above with respect to the Borrower or the Guarantor, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02.  Notice of Default.  The Agent shall
  give notice to the Borrower under Section 6.01(c) or (d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                 ARTICLE VII

                                  THE AGENT


         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02.  Agent and Affiliates.  Morgan
  Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03.  Action by Agent.  The obligations of
  the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05.  Liability of Agent.  Neither the
  Agent nor any of its affiliates, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or
  (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates, nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or
  (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee hereunder.

         SECTION 7.07.  Credit Decision.  Each Bank
  acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08.  Successor Agent.  The Agent may
  resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent; provided that if such successor Agent is not a Bank, such appointment shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld.
  If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000; provided that if such successor Agent is not a Bank, such appointment shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09.  Agent's Fee.  The Borrower shall pay
  to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES


         SECTION 8.01.  Basis for Determining Interest Rate
  Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.02.  Illegality.  If, on or after the date
  of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to the Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to the Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to the Borrower to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03.  Increased Cost and Reduced Return.
  (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

  and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to the Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                  ARTICLE IX

                                   GUARANTY


         SECTION 9.01. The Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement. Upon failure by the Borrower to pay punctually any such amount, Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         SECTION 9.02.  Guaranty Unconditional.  The
  obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the
  foregoing, shall not be released, discharged or otherwise
  affected by:

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under this Agreement or any Note, by operation of law or otherwise;

         (ii) any modification or amendment of or supplement to this Agreement or any Note;

         (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement or any Note;

         (iv) any change in the corporate existence, structure or ownership of the Borrower or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in this Agreement or any Note;

         (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement; or

         (vii) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

         SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have been terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 9.04.  Waiver by the Guarantor.  The
  Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

         SECTION 9.05.  Subrogation.  The Guarantor
  irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

         SECTION 9.06.  Stay of Acceleration.  If
  acceleration of the time for payment of any amount payable by the Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Banks specified in Article VI of this Agreement.

         SECTION 9.07. Limit of Liability. The obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.


                                  ARTICLE X

                                MISCELLANEOUS


         SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Guarantor or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
  (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03.  Expenses; Documentary Taxes;
  Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any Note.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 10.04.  Sharing of Set-Offs.  Each Bank
  agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower or the Guarantor, as the case may be, other than its indebtedness hereunder. Each of the Borrower and the Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or the Guarantor in the amount of such participation.

         SECTION 10.05.  Amendments and Waivers.  Any
  provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of the Commitments, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; provided, further, that any amendment or waiver of any provision of Article IX shall not be effective unless also signed by the Guarantor.

         SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
  (ii), (iii) or (iv) of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which consent shall not be unreasonably withheld, and the Agent; provided that if an Assignee is an affiliate of such transferor Bank or is another Bank, no such consent shall be required; and provided, further, that if such assignment is of a proportionate part of a Bank's rights and obligations, the portion of such Bank's Commitment which is assigned shall be not less than $5,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

         (d) Any Bank may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 10.07.  Collateral.  Each of the Banks
  represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 10.08.  Governing Law.  This Agreement and
  each Note shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 10.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTOR, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        THE TURNER CORPORATION



                        By  /s/ Allen H. Wahlberg
                           Title: Senior Vice President,
                                  Chief Financial Officer
                                  and Assistant Secretary


                        By  /s/ Donald G. Sleeman
                           Title: Treasurer


                        375 Hudson Street
                        New York, New York  10014
                        Attention:  General Counsel

                        Telex number:


                        TURNER CONSTRUCTION COMPANY



                        By  /s/ Allen H. Wahlberg
                           Title: Vice President and
                                  Assistant Secretary


                        By  /s/ Donald G. Sleeman
                           Title: Treasurer

                        375 Hudson Street
                        New York, New York  10014
                        Attention:  General Counsel

                          Telex number:
Commitments


  $10,000,000          MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK



                        By  /s/ David T. Ellis
                           Title:  Vice President


  $10,000,000          THE BANK OF NEW YORK


                        By  /s/ Stephen G. Petrula
                          Title:  Vice President


  $10,000,000          CHEMICAL BANK


                        By  /s/ Richard W. Stewart
                          Title:  Vice President


  $10,000,000          HARRIS TRUST AND SAVINGS BANK



                        By  /s/ Joseph E. Long II
                          Title:  Vice President


  _________________

  Total Commitments

  $40,000,000
    ===========
                      MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent



                        By  /s/ David T. Ellis
                           Title:  Vice President
                        60 Wall Street
                        New York, New York  10260
                        Attention:  Robert Bottamedi
                        Telex number:  177615

                                          EXHIBIT A




                                    NOTE


                                      New York, New York
                                      December 30, 1992



         For value received, The Turner Corporation, a
  Delaware corporation (the "Borrower"), promises to pay to the order of

  (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, which endorsements shall be, in the absence of manifest error, presumptive evidence of the amount of Loans outstanding at the time of such transfer; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of December 30, 1992 among The Turner Corporation, as Borrower, Turner Construction Company, as Guarantor, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         Pursuant to the Credit Agreement, payment of principal and interest on this Note is unconditionally guaranteed by Turner Construction Company, a New York corporation.


                          THE TURNER CORPORATION


                          By____________________
                             Title:


                          By____________________
                             Title:

                         LOANS AND PAYMENTS OF PRINCIPAL




______________________________________________________________________________

            Amount     Type      Amount of
              of        of       Principal       Maturity    Notation
     Date   Loan       Loan       Repaid         Date        Made By
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                                                   EXHIBIT B-1





                                 OPINION OF
                           COUNSEL FOR THE COMPANY





                                    [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:


         We have acted as counsel for The Turner Corporation, a Delaware corporation (the "Borrower"), in connection with the Credit Agreement (the "Credit Agreement") dated as of December 30, 1992 among the Borrower, Turner Construction Company, a New York corporation, as Guarantor (the "Guarantor"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that:

         1. Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement and by the Borrower of the Notes and are within the Borrower's and the Guarantor's respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the respective certificates of incorporation or by-laws of the Borrower and the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument of which we are aware binding upon the Borrower or the Guarantor or result in the creation or imposition of any Lien under any agreement of which we are aware on any asset of the Borrower or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Guarantor, and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower or the Guarantor, as the case may be, in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         4. There is no action, suit or proceeding of which we are aware pending against, or to the best of our knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of the Credit Agreement or the Notes.

                           Very truly yours,

                                              EXHIBIT B-2



                             OPINION OF GENERAL
                           COUNSEL OF THE COMPANY





                                    [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:


         I am General Counsel of The Turner Corporation, a
  Delaware corporation (the "Borrower"), and Turner Construction
  Company, a New York corporation (the Guarantor").

         I have examined the Credit Agreement (the "Credit Agreement") dated as of December 30, 1992 among the Borrower, Guarantor, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, as well as originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. Terms defined in the Credit Agreement are used herein as therein defined.

         Upon the basis of the foregoing, I am of the opinion that:

         1. Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement and by the Borrower of the Notes do not contravene, or constitute a default under, any provision of any agreement, judgment, injunction, order, decree or other instrument of which I am aware binding upon the Borrower or the Guarantor or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         3. There is no action, suit or proceeding of which I am aware pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.



                           Very truly yours,

                                            EXHIBIT C




                                 OPINION OF
                   DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                               FOR THE AGENT





                                 [Effective Date]


  To the Banks and the Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Agent
  60 Wall Street
  New York, New York  10260

  Dear Sirs:


         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 30, 1992 among The Turner Corporation, a Delaware corporation (the "Borrower"), Turner Construction Company, a New York corporation, as Guarantor (the "Guarantor"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement and by the Borrower of the Notes are within the Borrower's and the Guarantor's respective corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Guarantor, and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms, except as (i) the validity, binding nature or enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                            Very truly yours,

                                            EXHIBIT D



                     ASSIGNMENT AND ASSUMPTION AGREEMENT



         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), THE
  TURNER CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK, as Agent (the "Agent").

                             W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement
  (the "Agreement") relates to the Credit Agreement dated as of December 30, 1992 among the Borrower, Turner Construction Company, as Guarantor, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1.  Definitions. All capitalized terms not
  otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof
  (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4.  Consent of the Borrower and the
  Agent/Agreement of the Borrower. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 10.06(c) of the Credit Agreement, the Borrower agrees to execute and deliver a substitute Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6.  Governing Law.  This Agreement shall be
  governed by and construed in accordance with the laws of the State of New York.

         SECTION 7.  Counterparts.  This Agreement may be
  signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                             [ASSIGNOR]


                             By_________________________
                               Title:




                             [ASSIGNEE]


                             By__________________________
                               Title:


                             THE TURNER CORPORATION


                             By__________________________
                               Title:


                             By__________________________
                               Title:


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By__________________________
                               Title:

                           EXHIBIT E



                             EXTENSION AGREEMENT




  The Turner Corporation
  375 Hudson Street
  New York, New York  10014

  Morgan Guaranty Trust Company
    of New York, as Agent
    under the Credit Agreement
    referred to below
  60 Wall Street
  New York, NY  10260

  Gentlemen:

         The undersigned hereby agree to extend, effective December 30, 1993, the term of the Credit Agreement dated as of December 30, 1992 among The Turner Corporation, Turner Construction Corporation, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement") for one year to December 30, 1996. Terms defined in the Credit Agreement are used herein as therein defined.

         This Extension Agreement shall be construed in accordance with and governed by the laws of the State of New
  York.

                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By____________________________
                               Title:


                             THE BANK OF NEW YORK


                             By____________________________
                               Title:


                             CHEMICAL BANK


                             By___________________________
                               Title:


                             HARRIS TRUST AND SAVINGS BANK



                             By____________________________
                               Title:


  Agreed and accepted:

  THE TURNER CORPORATION


  By________________________
    Title:


  By________________________
    Title:



  TURNER CONSTRUCTION COMPANY


  By________________________
    Title:


  By________________________
    Title:



  MORGAN GUARANTY TRUST COMPANY
    OF NEW YORK, as Agent


  By____________________
    Title:

                                     SCHEDULE A



                      Subsidiaries of the Borrower Not
               Engaged in the Real Estate Development Business


  Turner Construction Company
  Turner International Industries, Inc.
  Ameristone, Incorporated
  Mideast Construction Services, Inc.
  B-F-W Construction Co., Inc.
  Universal Construction Company Inc.
  Trans-Con of Delaware Inc.
  Turner Co-Generation Investment Corporation
  Rickenbacker Holdings, Inc.
  Rickenbacker Development Corporation
  Turner Energy Services, Inc.
  Turner Investment Corporation
  Burwharf Corporation

                                     SCHEDULE B



                        Subsidiaries of the Borrower
                         Engaged in the Real Estate
                            Development Business


  Turner Development Corporation

                                     SCHEDULE C



                        Designated Joint Ventures and
                     Designated Joint Venture Agreements


    Designated Joint                      Designated Joint
        Venture                          Venture Agreements

  The Turner Corporation

    Turner-Harwood Ventures    Agreement of Limited Partnership
      Limited Partnership             of Turner-Harwood Ventures
                                 Limited Partnership dated
                                 July 14, 1988

    Bellewood Commons Limited       Agreement of Limited Partnership
      Partnership                of Bellewood Commons Limited
                                 Partnership dated September
                                 8, 1988

    Turner Steiner                  Agreement dated July 20, 1992.
      International SA           50% jointly owned with Karl
                                 Steiner Holding AG

    Birmden Associates         Joint Venture Agreement between
                                 Burwharf Corporation, a wholly
                                 owned subsidiary of The Turner
                                 Corporation, and A & N Corporation.
                                 Agreement to be signed in 1992

  Turner Construction Company

    Diversified/Turner Joint   Joint Venture Agreement between
      Venture Agreement           Diversified Investors, Inc. and
                                  Turner Construction Company
                                  dated May 13, 1985

    Rickenbacker One, A        Agreement and Certificate of
      Limited Partnership              Limited Partnership dated
                                  June 27, 1985

  Turner Development Corporation

    One Laurel Place, Ltd.          One Laurel Place, Ltd. Agreement
                                 of Limited Partnership dated
                                 April 4, 1980

                               Agreement dated December 20, 1982
                                 assigning limited partnership
                                 interests

    Fairmont Turner Venture    Joint Venture Agreement dated
                                 January 31, 1980, as amended by
                                 amendments dated January 31,
                                 1980 and April 21, 1982

    Pacific First Plaza       Agreement of Limited Partnership
      Limited Partnership            of Pacific First Plaza Limited
                                Partnership dated
                                December 29, 1988

    Portland Avenue Investors      Limited Partnership Agreement and
      Limited Partnership            Certificate of Limited
                                Partnership of Portland Avenue
                                Investors, A Limited Partnership
                                dated August 20, 1985

    Trident Associates         Limited Partnership Agreement
                                 dated August 27, 1980

    Turner Harwood Venture          Turner Harwood Venture at
      at Willowwood Plaza             Willowwood Joint Venture
                                 Agreement dated
                                 February 14, 1986

                               Agreement of Sale and Purchase
                                 dated November 24, 1986
                                 between Turner
                                 Development Corporation and
                                 Damon Harwood Company, Inc.

                               Amendment & Agreement of Sale
                                 and Purchase dated September
                                 13, 1988 between Turner-Harwood
                                 Venture at Willowwood and the
                                 Equitable Life Assurance
                                 Society of the United States

    TDC-Harwood Venture at          TDC-Harwood Venture at Fair Oaks
      Fair Oaks III                   III Joint Agreement dated
                                 October 21, 1983

                               Agreement of Sale and Purchase
                                 dated January 10, 1985 between
                                 TDC-Harwood Venture at Fair
                                 Oaks III and the Equitable
                                 Variable Life Insurance Company

    TDC-Harwood Venture        Turner-Harwood Venture at Pinewood
      at Pinewood Plaza          Joint Venture Agreement dated
                                 August 1, 1985

  Lexcon Building Systems, Inc.

    Galbraeth - 600 Superior   Amended and Restated Agreement of
      Limited Partnership             Limited Partnership of Galbraeth-
                                 600 Superior Limited Partnership
                                 dated May 1, 1989

  Turner Energy Services, Inc.

    19% of Turner Power        A corporate joint venture between
      Group, Inc.                Turner Energy Services, Inc.,
                                 Data Acquisitions Services, Inc.
                                 and DAS Cogeneration Corporation,
                                 dated July 1, 1986, as amended on
                                 June 19, 1987

  Turner International Industries, Inc.

    7.5% of TSA Construction Ltd.

    50% of Turner A.B.S.
      International Inc.

  Turner International Limited

    38% of D&J Construction    Shareholders Agreement dated
      Company Limited                  August 5, 1985

    20% of D&J Excavating
      Company Limited

  Ameristone, Incorporated

    50% of Grant Ameristone
      Limited